      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER  __, 1996
                                                 REGISTRATION NO. 333-03339
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                           ATMOS ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                                      751743247
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

       5430 LBJ FREEWAY, SUITE 1800, DALLAS, TEXAS 75240  (972) 934-9227
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------
                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
     GLEN A. BLANSCET, ESQ.                    DAN BUSBEE, ESQ.
     VICE PRESIDENT, GENERAL COUNSEL           LOCKE PURNELL RAIN HARRELL
     AND CORPORATE SECRETARY                   (A PROFESSIONAL CORPORATION)
     5430 LBJ FREEWAY, SUITE 1800              2200 ROSS AVENUE, SUITE 2200
     DALLAS, TEXAS 75240                       DALLAS, TEXAS  75201

     (972) 934-9227                            (214) 740-8000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE)
                              -------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UINDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS DATED NOVEMBER 13, 1996

PROSPECTUS

                           ATMOS ENERGY CORPORATION

                                313,411 SHARES

                                 COMMON STOCK
                       --------------------------------

     Shares (the "Shares") of the common stock, no par value (the "Common Stock"), of Atmos Energy Corporation, a Texas corporation ("Atmos" or the "Company"), may be offered from time to time by a shareholder of the Company (the "Selling Shareholder") at such prices and upon such terms as are determined in light of market conditions at the time of sale. The Company will not receive any proceeds from the sale of Shares hereunder.

     The Selling Shareholder acquired the Shares in connection with a reorganization and merger transaction consummated on November 29, 1995, pursuant to which Atmos acquired Oceana Heights Gas Company, a Texas corporation ("Oceana Heights"). The Company issued the Shares to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The purpose of this offering is to register the Shares for public sale by the Selling Shareholder and his pledgees, donees or transferees, if any. See "The Merger."

     The sale, transfer or distribution of the Shares by the Selling Shareholder, or by his pledgees, donees, transferees or other successors in interest, if any, may be effected from time to time on the New York Stock Exchange or in the over-the-counter market or through brokers, agents, dealers or underwriters, in one or more transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, any offered Shares that qualify for sale pursuant to Rule 144 or Rule 145 under the Securities Act may be sold under either of such rules rather than pursuant to this Prospectus. To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

     Upon any sale of the Common Stock offered hereby, the Selling Shareholder and participating agents, brokers and dealers may be deemed to be underwriters, as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Common Stock is traded on the New York Stock Exchange under the symbol "ATO." On November __, 1996, the last reported sale price for the Company's Common Stock on the New York Stock Exchange was $______ per share.

     Subject to certain limitations, all expenses of registration incurred in connection with this offering are being borne by Atmos, and all selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ATMOS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                       --------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       --------------------------------

               The date of this Prospectus is November __, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago Office (500 W. Madison St., Suite 1400, Chicago, Illinois 60661-2511). Copies of such materials also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Additionally, copies of reports, proxy statements and other information filed with the Commission electronically by the Company may be inspected by accessing the Commission's Internet site at http://www.sec.gov.

     The Company's securities are listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company (File No. 1-10042) with the Commission pursuant to the Exchange Act, are incorporated herein by reference and are deemed to be a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

          (b) A description of the capital stock of the Company contained in the prospectus filed pursuant to Rule 424 under the Securities Act as contained in the registration statement on Form S-4 bearing Commission registration number 33-67098, filed with the Commission on August 9, 1993, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such prospectus.

          (c)  Current Report on Form 8-K dated July 19, 1996.

          (d)  Current Report on Form 8-K dated November 2, 1996.

          (e)  Current Report on Form 8-K dated November 13, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein (or in any subsequently filed document which is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Such requests should be directed to:
Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Investor Relations, (800) 38-ATMOS (382-8667).

                                  THE COMPANY

     Atmos Energy Corporation is the issuer of the Common Stock referred to herein. The Company's principal executive office is located at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, and its telephone number is (972) 934-9227.

     The Company is primarily engaged in the distribution and sale of natural gas to approximately 673,000 residential, commercial, industrial, agricultural, and other customers in over 400 cities, towns and communities in parts of Texas, Kentucky, Colorado, Kansas, Missouri, and Louisiana.

                              RECENT DEVELOPMENTS

     On July 19, 1996, the Company entered into an Agreement and Plan of Reorganization with United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), pursuant to which United Cities will be merged with and into the Company, with the Company as the surviving corporation. The merger is intended to be a tax-free reorganization and to be accounted for as a pooling of interests. In the merger, each share of common stock, no par value, of United Cities outstanding immediately prior to the consummation of the merger (other than shares held by United Cities shareholders who properly exercise, and do not subsequently lose, their statutory dissenters' rights) will be converted into the right to receive one share of the Company's Common Stock. The shares of the Company's Common Stock to be issued in the merger will represent approximately 45% of the total outstanding shares of the Company's Common Stock after the merger. Further information relating to the merger is contained in a Joint Proxy Statement/Prospectus dated October 4, 1996, which is incorporated herein by reference from the Company's Current Report on Form 8-K dated November 13, 1996, and in the Company's Current Report on Form 8-K dated November 2, 1996, which is also incorporated by reference herein.

                                USE OF PROCEEDS

     The Selling Shareholder will receive all of the net proceeds from the offering of the Shares hereby (the "Offering"). The Company will not receive any proceeds from the Offering. The Company will pay certain fees and expenses (other than underwriters', brokers' or dealers' discounts or commissions) of the Selling Shareholder incurred in connection with the Offering.

                           THE OCEANA HEIGHTS MERGER

     Atmos acquired Oceana Heights, a company engaged in the distribution and sale of natural gas to approximately 9,700 customers in southern Louisiana, in connection with that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated October 17, 1995, among Atmos, a wholly-owned subsidiary of Atmos ("Acquisition"), Oceana Heights and the Selling Shareholder, pursuant to which Oceana Heights was merged with and into Acquisition and Acquisition was subsequently merged with and into Atmos (together, the "Merger") in a tax-free transaction accounted for as a pooling-of-interests. The Merger was consummated on November 29, 1995. In connection with the Merger, Atmos issued the Shares to the Selling Shareholder without registration pursuant to the exemption set forth in Section 4(2) of the Securities Act and Regulation D thereunder.

     The terms of the Reorganization Agreement provide for Atmos to file a shelf registration statement (the "Shelf Registration Statement") covering the Shares. The registration statement of which this Prospectus is a part constitutes the Shelf Registration Statement. Subject to certain exceptions, the Company has agreed to use its best efforts to maintain the effectiveness of the Shelf Registration Statement until the earlier of (i) the second anniversary of the effective date of the Shelf Registration Statement, or (ii) November 29, 1998.

     Pursuant to the Reorganization Agreement, and in connection with the Shelf Registration Statement, the Company has agreed to indemnify the Selling Shareholder against certain liabilities arising under the Securities Act, and the Selling Shareholder has agreed to indemnify the Company, each of its directors, each of its officers who has signed the Shelf Registration Statement, each underwriter (including any broker or dealer through whom Shares may be sold), and each person who controls Atmos or any such person within the meaning of Section 15 of the Securities Act, against certain liabilities arising under the Securities Act.

     Pursuant to the Reorganization Agreement, Atmos may (i) postpone the preparation and filing of a prospectus supplement to this Prospectus by not more than 120 days if its board of directors determines in good faith that such filing would interfere with any material financing, acquisition, corporate reorganization or other material transaction or would adversely affect an offering by Atmos; and (ii) withdraw the Shelf Registration Statement no earlier than ten business days before Atmos files a registration statement relating to an underwritten public offering of its equity securities, provided that following such withdrawal, Atmos shall, upon the expiration of 120 days following the effective date of such registration statement, or immediately following the abandonment of such offering, prepare and file a new shelf registration statement with respect to any unsold Shares previously covered by the Shelf Registration Statement.


     By letter dated March 1, 1996, the Selling Shareholder notified Atmos of his request that the Company register the Shares in accordance with the terms of the Reorganization Agreement. By resolution adopted on July 19, 1996, the Board of Directors of Atmos determined that the registration of the Shares be postponed in accordance with the terms of the Reorganization Agreement.

                              SELLING SHAREHOLDER

     The following table sets forth certain information as of November 1, 1996 with respect to the beneficial ownership of the Common Stock by the Selling Shareholder. The Selling Shareholder may offer all or a portion of the Shares from time to time pursuant to the Shelf Registration Statement. The number of Shares to be offered for the Selling Shareholder's account at any particular time, and the amount and percentage of the Common Stock to be owned by the Selling Shareholder after completion of any such offering, will be set forth in a Prospectus Supplement, if required, at such time. There can be no assurance that the Selling Shareholder will sell any or all of the Shares offered by him hereunder.

     The Selling Shareholder does not hold, and during the last three years has not held, any position, office or other material relationship with the Company or any affiliate of the Company. The Company leases an office building in Thibodaux, Louisiana from the Selling Shareholder at a market rate.

Name of Selling Shareholder         Beneficial Ownership Prior to Offering
---------------------------         --------------------------------------
                                                 Percentage of Outstanding
                                    Shares                Shares
                                    ------                ------

Robert H. Meyer............         313,411                 2.0%
     108 Menard Place
     Thibodaux, Louisiana

                             PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholder or by his pledgees, donees, transferees or other successors in interest (each, a "Donee"), if any. The Shares may be offered and sold directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder or a Donee selling as principal and/or the purchasers of the Shares for whom they may act as agent. The Shares may be sold from time to time in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, on any other stock exchanges on which the Shares are admitted for trading, pursuant to and in accordance with the rules of such exchange or exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder or any Donee may effect such transactions by selling Shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder or any Donee and/or purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     If any broker-dealer purchases the Shares as principal it may effect resales of the Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Shares for whom they may act as agents. The Selling Shareholder, any Donee and any underwriter, dealer or agent that participates in the distribution of the Shares may be deemed an underwriter under the Securities Act, and any profit on the sale of the Shares by him and any discounts, commissions, concessions or other compensation received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     Atmos has advised the Selling Shareholder that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to his sales in the market, has furnished the Selling Shareholder with a copy of these Rules and has informed him of the need for delivery of copies of this Prospectus. The Selling Shareholder or any Donee may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     Upon notification by the Selling Shareholder to Atmos that any material arrangement has been entered into for the sale of Shares, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Shareholder), any discounts, commissions, concessions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     In addition, any Shares that qualify for sale pursuant to Rule 144 or Rule 145 under the Securities Act may be sold under either of such rules rather than pursuant to this Prospectus.

     To comply with securities law of certain states, if applicable, the Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available.

     Subject to certain exceptions, the Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than the fees and expenses (including underwriting fees and selling commissions) of the Selling Shareholder. In the event any Prospectus Supplements to this Prospectus are required to be filed, the Company will pay the expenses for the first such Prospectus Supplement and the Selling Shareholder will pay the expenses for any subsequent Prospectus Supplement.

     There can be no assurance that the Selling Shareholder or any Donee will sell any or all of the Shares offered hereby.

                                 LEGAL OPINION

     The validity of the Shares offered hereby will be passed upon for Atmos by the law firm of Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Dan Busbee, a director of Atmos, is a shareholder of Locke Purnell Rain Harrell (A Professional Corporation). As of November 1, 1996, Mr. Busbee was the beneficial owner of approximately 3,071 shares of the Common Stock.

                                    EXPERTS

     The consolidated financial statements of Atmos Energy Corporation appearing in its Annual Report on Form 10-K for the year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                        [back cover page of prospectus]


     No dealer, salesperson or other person has been authorized to give any information to or make any representations other than those contained in this Prospectus in connection with this Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                             --------------------

                               TABLE OF CONTENTS

                        Available Information......   2
                        Incorporation of Certain
                          Documents By Reference...   2
                        The Company................   3
                        Recent Developments .......   3
                        Use of Proceeds............   3
                        The Oceana Heights Merger..   3
                        Selling Shareholder........   4
                        Plan of Distribution.......   5
                        Legal Opinion..............   6
                        Experts....................   6




                                313,411 SHARES


                           ATMOS ENERGY CORPORATION


                                 COMMON STOCK
                                (NO PAR VALUE)



                                    [logo]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant in connection with the offering described in the Registration Statement.

                                                        Approximate
                                                          Amount
                                                        -----------

Securities and Exchange Commission registration fee..     $2,689
                                                         -------
Printing and engraving expenses......................      4,000
                                                         -------
Legal fees and expenses (including Blue Sky).........      5,130
                                                         -------
Miscellaneous expenses...............................        181
                                                         -------
 TOTAL..............................................     $12,000
                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgements, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the TBCA, as amended, to the extent such amendment permits the Registrant to provide broader indemnification rights. If the director or officer is found liable for willful or intentional misconduct in the performance of his duty to the Registrant then indemnifaction will not be made.

     Article Tenth of the Restated Articles of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (1) for any breach of duty of loyalty to the Registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) for an act or omission for which the liability of a director is expressly provided by statute or (5) for an act related to an unlawful stock repurchase or payment of a dividend. In addition, Article Ninth of the Restated Articles of Incorporation and Article Ninth of the Amended and Restated Bylaws of the Registrant require the Registrant to indemnify to the fullest extent authorized by law any person made or threatened to be made party to any action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or serves or served at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other enterprise.




     The Company Registrant maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The effect of such policy is to indemnify such officers and directors of the Registrant against loss incurred by them while acting in such capacities.

ITEM 16.  EXHIBITS.



     4.1       Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4 to Atmos' Annual Report on Form 10-K for the fiscal year ended September 30, 1988, File No. 1-10042).

     4.2(a) Rights Agreement, dated as of April 27, 1988, between Atmos and Morgan Shareholder Service Trust Company (incorporated by reference to Exhibit 1 to Atmos' Current Report on Form 8-K filed May 10, 1988, File No. 0-11249).

     4.2(b)  Amendment No. 1 to Rights Agreement, dated August 10, 1994
             (incorporated by reference to Exhibit 4.3(b) to Atmos' Annual
             Report on Form 10-K for the fiscal year ended September 30, 1994, File No. 1-10042).

     4.2(c) Certificate of Adjusted Price, dated August 15, 1994 (incorporated by reference to Exhibit 4.3(c) to Atmos' Annual Report on Form 10-K for the fiscal year ended September 30, 1994, File No. 1-10042).

     4.3 Article VII of the Restated Articles of Incorporation, as amended as of February 9, 1995, of Atmos Energy Corporation (incorporated by reference to Exhibit 3.1 to Atmos' Annual Report on Form 10-K for the fiscal year ended September 30, 1995, File No. 1-10042).

     4.4 Articles II and X of the Bylaws, as amended as of November 9, 1994, of Atmos Energy Corporation (incorporated by reference to Exhibit
             3.2 to Atmos' Annual Report on Form 10-K for the fiscal year ended
             September 30, 1995, File No. 1-10042).

   * 5       Opinion of Locke Purnell Rain Harrell (A Professional
             Corporation), regarding the validity of the securities.

   * 23.1    Consent of Locke Purnell Rain Harrell (A Professional Corporation)
             (included in Exhibit No. 5).

  ** 23.2    Consent of Independent Auditors.

   * Previously Filed.
  ** Filed Herewith.

ITEM 17.  UNDERTAKINGS.

     (1)  The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 13, 1996.


                                         ATMOS ENERGY CORPORATION


                                         By: /s/ ROBERT F. STEPHENS
                                            ------------------------------
                                                Robert F. Stephens,
                                                President and Chief
                                                Operating Officer



       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ ROBERT F. STEPHENS        President, Chief              November 13, 1996
---------------------------      Operating Officer,
 Robert F. Stephens              and Director


 /s/ JAMES F. PURSER*          Executive Vice                November 13, 1996
---------------------------      President, Chief
 James F. Purser                 Financial Officer,
                                 and Director


 /s/ DAVID L. BICKERSTAFF*     Vice President and            November 13, 1996
---------------------------      Corporate Controller
 David L. Bickerstaff


 /s/ CHARLES K. VAUGHAN*       Chairman of the Board         November 13, 1996
---------------------------
 Charles K. Vaughan

 /s/ TRAVIS W. BAIN II*        Director                   November 13, 1996
---------------------------
 Travis W. Bain II


 /s/ DAN BUSBEE*               Director                   November 13, 1996
---------------------------
 Dan Busbee


 /s/ PHILLIP E. NICHOL*         Director                  November 13, 1996
---------------------------
 Phillip E. Nichol


 /s/ JOHN W. NORRIS, JR.*       Director                  November 13, 1996
---------------------------
 John W. Norris, Jr.


 /s/ CARL S. QUINN*             Director                  November 13, 1996
---------------------------
 Carl S. Quinn


 /s/ LEE E. SCHLESSMAN*        Director                   November 13, 1996
---------------------------
 Lee E. Schlessman


 /s/ RICHARD WARE II*          Director                   November 13, 1996
---------------------------
 Richard Ware II


                               Director
---------------------------
 Thomas C. Meredith




*By: /s/ Robert F. Stephens
    -----------------------
        Robert F. Stephens
        Attorney - In - Fact

                                 EXHIBIT INDEX



                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                   DESCRIPTION                                PAGE
-------                  -----------                                ------------


4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to Atmos' Annual Report on Form 10-K for the fiscal year ended September 30, 1988, File No. 1-10042).

4.2(a) Rights Agreement, dated as of April 27, 1988, between Atmos and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit 1 to Atmos' Current Report on Form 8-K filed May 10, 1988, File No. 0-11249).

4.2(b)  Amendment No. 1 to Rights Agreement, dated August 10, 1994
        (incorporated by reference to Exhibit 4.3(b) to Atmos'
        Annual Report on Form 10-K for the fiscal year ended
        September 30, 1994, File No. 1-10042).

4.2(c)  Certificate of Adjusted Price, dated August 15, 1994
        (incorporated by reference to Exhibit 4.3(c) to Atmos'
        Annual Report on Form 10-K for the fiscal year ended
        September 30, 1994, File No. 1-10042).

4.3 Article VII of the Restated Articles of Incorporation, as amended as of February 9, 1995, of Atmos Energy Corporation
        (incorporated by reference to Exhibit 3.1 to Atmos' Annual
        Report on Form 10-K for the fiscal year ended September 30, 1995, File No. 1-10042).

4.4 Articles II and X of the Bylaws, as amended as of November 9, 1994, of Atmos Energy Corporation (incorporated by reference to Exhibit 3.2 to Atmos' Annual Report on Form 10-K for the fiscal year ended September 30, 1995, File No. 1-10042).

*5      Opinion of Locke Purnell Rain Harrell (A Professional
        Corporation), regarding the validity of the securities.

*23.1   Consent of Locke Purnell Rain Harrell (A Professional
        Corporation) (included in Exhibit No. 5).

**23.2  Consent of Independent Auditors.

----------
  *  Previously Filed.
  ** Filed Herewith.